UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 14th, 2017

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52403	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

877 424-2429

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 14th, 2017, GRIN Ultra Ltd., the R&D subsidiary of Cannabics Pharmaceuticals Inc., (“the Company”) executed a Sales, Support & Maintenance Agreement with Rhenium Equipment for Research Labs Ltd., a premier Israeli Research & Diagnostic equipment supplier for acquisition of custom designed and fully automated CTC (Circulating Tumor Cells) and HTS (High Through Output Screening) machines, including a service agreement for the next two years to service said equipment. The total cost of said agreement was $747,689.00, which was paid in full to Rhenium.

With the execution of this Agreement, the Company is now exploiting its acquired and patented knowledge relating to genomic data, cancer detection and screening by installing this cutting-edge diagnostic equipment in its licensed laboratory in Tel Aviv, Israel.

Item 9.01	Exhibits

(d) Exhibits

Exhibit #	Description
99.1	Sales Support & Maintenance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19th, 2017

Cannabics Pharmaceuticals Inc.

/s/ Itamar Borochov
By:	Itamar Borochov, Dir., CEO

By:	/s/ Dr. Eyal Ballan
Dr. Eyal Ballan, Dir., CTO

By:	/s/ Eyal Barad
Eyal Barad, Dir., COO

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